Exhibit 4.2

RTI INTERNATIONAL METALS, INC.,
THE SUBSIDIARY GUARANTORS
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of December 14, 2010
TO THE INDENTURE
Dated as of December 14, 2010
3.000% Convertible Senior Notes due 2015

TABLE OF CONTENTS

Page
ARTICLE 1

Definitions

Section 1.01 Definitions	2
Section 1.02 References to Interest	9

ARTICLE 2

Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01 Designation and Amount	9
Section 2.02 Subsidiary Guarantees	9
Section 2.03 Conversion	10
Section 2.04 Additional Notes; Repurchases	10
Section 2.05 Form of Notes	10
Section 2.06 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	10
Section 2.07 No Redemption at the Option of the Company	11
Section 2.08 No Sinking Fund	11

ARTICLE 3

Satisfaction and Discharge

Section 3.01 Satisfaction and Discharge	11

ARTICLE 4

Particular Covenants of the Company

Section 4.01 Exchange Act Reports	11

ARTICLE 5

Defaults and Remedies

Section 5.01 Events of Default	12
Section 5.02 Additional Interest	15

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Page
ARTICLE 6

Supplemental Indentures

Section 6.01 Purposes for Which Supplemental Indentures May Be Entered into Without Consent of Holders	16
Section 6.02 Modification of Indenture with Consent of Holders of at Least a Majority in Principal Amount of Outstanding Securities	17

ARTICLE 7

Consolidation, Merger, Sale, or Transfer

Section 7.01 Consolidations and Mergers of Company and Sales Permitted Only on Certain Terms	18

ARTICLE 8

Conversion of Notes

Section 8.01 Conversion Privilege	19
Section 8.02 Conversion Procedure; Settlement Upon Conversion	21
Section 8.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	25
Section 8.04 Adjustment of Conversion Rate	27
Section 8.05 Adjustments of Prices	36
Section 8.06 Shares to Be Fully Paid	36
Section 8.07 Effect of Recapitalizations, Reclassifications and Changes of Common Stock	36
Section 8.08 Certain Covenants	38
Section 8.09 Responsibility of Trustee	38
Section 8.10 Notice to Holders Prior to Certain Actions	39
Section 8.11 Stockholder Rights Plans	39
Section 8.12 Limit on Issuance of Shares of Common Stock Upon Conversion	40

ARTICLE 9

Purchase of Notes at Option of Holders

Section 9.01 Purchase at Option of Holders Upon a Fundamental Change	40
Section 9.02 Withdrawal of Fundamental Change Purchase Notice	42
Section 9.03 Deposit of Fundamental Change Purchase Price	43
Section 9.04 Covenant to Comply with Applicable Laws Upon Purchase of Notes	44

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Page
ARTICLE 10

Subsidiary Guarantees

Section 10.01 Subsidiary Guarantees	44
Section 10.02 Future Subsidiary Guarantors	44
Section 10.03 Release of Subsidiary Guarantors	44

ARTICLE 11

Miscellaneous Provisions

Section 11.01 Ratification of Base Indenture	45
Section 11.02 Application of Supplemental Indenture	45
Section 11.03 Conflict with Base Indenture	45
Section 11.04 Governing Law	45
Section 11.05 No Security Interest Created	45
Section 11.06 Execution in Counterparts	45
Section 11.07 Severability	46
Section 11.08 Calculations	46
Section 11.09 Trustee’s Disclaimer	46

EXHIBIT

Exhibit A Form of Note	A-1

iii

     FIRST SUPPLEMENTAL INDENTURE, dated as of December 14, 2010 (this “Supplemental Indenture”), to the Indenture (defined below) among RTI INTERNATIONAL METALS, INC., an Ohio corporation (the “Company”), each of the Subsidiary Guarantors and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee under the Indenture (the “Trustee”).
WITNESSETH:
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 14, 2010 (the “Base Indenture”), providing for the issuance from time to time of its Securities (as defined in the Base Indenture), to be issued in one or more series as therein provided;
          WHEREAS, Sections 2.01, 2.02 and 10.01 of the Base Indenture provide that the Company, when authorized by a Board Resolution (as defined in the Base Indenture), and the Trustee may, without the consent of the Holders (as defined in the Base Indenture) of Securities, enter into one or more supplemental indentures to establish the form or terms of Securities of any series to be issued pursuant to the Base Indenture;
          WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 3.000% Convertible Senior Notes due 2015 (the “Notes”), the form of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);
          WHEREAS, the Company has duly authorized the creation and issuance of the Notes under the Base Indenture, and has duly authorized the execution and delivery of this Supplemental Indenture to supplement the Base Indenture and to provide certain additional provisions as hereinafter described;
          WHEREAS, each Subsidiary Guarantor has duly authorized the creation and issuance of the guarantee of the Company’s obligations under the Notes and the Indenture as provided for herein; and
          WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company, endorsed by the Subsidiary Guarantors and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company and the Subsidiary Guarantors, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Subsidiary Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:
ARTICLE 1
Definitions
          Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. Except to the extent superseded by a term defined in this Supplemental Indenture, all terms used in this Supplemental Indenture that are defined in the Base Indenture shall have the respective meanings set forth in the Base Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
          “Additional Interest” means all amounts, if any, payable pursuant to Section 5.02.
          “Additional Shares” shall have the meaning specified in Section 8.03(a).
          “Base Indenture” shall have the meaning specified in the recitals hereto.
          “Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 8.01(b)(i). The Company shall initially act as the Bid Solicitation Agent, either directly or through a designated agent. The Trustee shall not act as Bid Solicitation Agent.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
          “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
          “Cash Amount” means the maximum dollar amount of the Conversion Obligation per $1,000 principal amount of Notes that can be settled in cash, as specified in the Settlement Notice related to any converted Notes.
          “Cash Settlement” shall have the meaning specified in Section 8.02(a).
          “close of business” means 5:00 p.m. (New York City time).

          “Combination Settlement” shall have the meaning specified in Section 8.02(a).
          “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
          “Common Stock” means the common stock of the Company, par value $0.01 per share, subject to Section 8.07.
          “Continuing Directors” means (i) individuals who on the date of original issuance of the Notes constituted the Board of Directors and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the directors then still in office (or a duly constituted committee thereof), either who were directors on the date of original issuance of the Notes or whose election or nomination for election was previously so approved.
          “Conversion Agent” shall have the meaning specified in Section 2.03.
          “Conversion Date” shall have the meaning specified in Section 8.02(c).
          “Conversion Obligation” shall have the meaning specified in Section 8.01(a).
          “Conversion Price” means, as of any date, $1,000, divided by the Conversion Rate as of such date.
          “Conversion Rate” means 27.8474 shares of Common Stock per $1,000 principal amount of Notes, as adjusted pursuant to Section 8.04.
          “Credit Facility” means the Amended and Restated Credit Agreement dated as of September 8, 2008, among RTI International Metals, Inc., and the lenders party thereto as the same has been and may be amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (and whether or not with the same lenders and agents or other lenders, agents or financing sources).
          “Daily Cash Amount” means, in respect of each $1,000 principal amount of Notes as to which a Combination Settlement applies, 2.5% of the applicable Cash Amount.
          “Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP of the Common Stock on such Trading Day.
          “Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, shall consist of:
     (a) cash in an amount equal to the lesser of (i) the Daily Cash Amount on such Trading Day and (ii) the Daily Conversion Value on such Trading Day; and

     (b) if the Daily Conversion Value on such Trading Day exceeds the Daily Cash Amount, a number of shares of Common Stock equal to (i) the difference between such Daily Conversion Value and such Daily Cash Amount, divided by (ii) the Daily VWAP on such Trading Day.
          “Daily VWAP” means, for each of the 40 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RTI.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
          “Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Purchase Price, principal and interest) that are payable but are not punctually paid or duly provided for in accordance herewith.
          “Distributed Property” shall have the meaning specified in Section 8.04(c).
          “Distribution Effective Date” means, with respect to a particular transaction, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting such transaction.
          “Effective Date” shall have the meaning specified in Section 8.03(c).
          “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
          “Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
          “Form of Fundamental Change Purchase Notice” shall mean the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
          “Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

          “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
     (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; or
     (2) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger (each such holder, a “Pre-Transaction Holder”) own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change, so long as the proportion of the respective ownership of each Pre-Transaction Holder does not substantially change solely pursuant to the terms of such transaction; or
     (3) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
     (4) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or
     (5) the first day on which a majority of the members of the Board of Directors does not consist of “Continuing Directors”;
provided, however, that a transaction or transactions described in clause (2) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common shareholders of the Company, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of Publicly Traded Securities, and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 8.02(a)).
          “Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(c).

          “Fundamental Change Purchase Date” shall have the meaning specified in Section 9.01(a).
          “Fundamental Change Purchase Notice” shall have the meaning specified in Section 9.01(b)(i).
          “Fundamental Change Purchase Price” shall have the meaning specified in Section 9.01(a).
          “Global Note” means any Note issued in the form of a Global Security.
          “Interest Payment Date” means each June 1, and December 1 of each year, beginning on June 1, 2011.
          “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
          “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any and all exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof).
          “Market Disruption Event” means (a) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options or futures contracts relating to the Common Stock.
          “Maturity Date” means December 1, 2015.
          “Measurement Period” shall have the meaning specified in Section 8.01(b)(i).
          “Merger Event” shall have the meaning specified in Section 8.07(a).

          “Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.
          “Notice of Conversion” shall have the meaning specified in Section 8.02(b).
          “Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to June 1, 2015, and Cash Settlement or Combination Settlement applies, the 40 consecutive Trading Day period beginning on and including the third Trading Day immediately following such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after June 1, 2015, regardless of the Settlement Method, the 40 consecutive Trading Days beginning on and including the 42nd Scheduled Trading Day immediately preceding the Maturity Date.
          “open of business” means 9:00 a.m. (New York City time).
          “Physical Note” means any Note that is not issued in the form of a Global Note.
          “Physical Settlement” shall have the meaning specified in Section 8.02(a).
          “Pre-Transaction Holder” shall have the meaning specified in the definition of “Fundamental Change.”
          “Prospectus Supplement” means the preliminary prospectus supplement dated December 8, 2010, as supplemented by the pricing term sheet dated December 8, 2010, relating to the offering and sale of the Notes.
          “Publicly Traded Securities” means shares of common stock that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with a Fundamental Change described in clause (2) of the definition thereof.
          “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
          “Reference Property” shall have the meaning specified in Section 8.07(a).
          “Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.
          “Representatives” means FBR Capital Markets & Co. and Citigroup Global Markets Inc.

          “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company in accordance with Section 8.02(a).
          “Settlement Notice” means the notice that the Company is required to deliver pursuant to clause (A) or (B) of Section 8.02(a)(ii) with respect to a conversion of the Notes, specifying the relevant Settlement Method and, if applicable, the related Cash Amount.
          “Spin-Off” shall have the meaning specified in Section 8.04(c).
          “Stock Price” shall have the meaning specified in Section 8.03(c).
          “Supplemental Indenture” means this supplemental indenture.
          “Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
          “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for

$5 million principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.
          “Trading Price Condition” shall have the meaning specified in Section 8.01(b)(i).
          “Trigger Event” shall have the meaning specified in Section 8.04(c).
          “Underwriters” shall have the meaning specified in the definition of “Underwriting Agreement.”
          “Underwriting Agreement” means that certain Underwriting Agreement, dated as of December 8, 2010 among the Company, the Subsidiary Guarantors and the Representatives, as representatives of the several underwriters listed on Schedule II thereto (the “Underwriters”).
          “unit of Reference Property” shall have the meaning specified in Section 8.07(a).
          “Valuation Period” shall have the meaning specified in Section 8.04(c).
          Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.02. Any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
          Section 2.01 Designation and Amount. The Notes shall be designated as the “3.000% Convertible Senior Notes due 2015.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $230,000,000, subject to Section 2.04 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, 3.05 or Section 10.06 of the Base Indenture or Section 8.02 and Section 9.03 hereof.
          Section 2.02 Subsidiary Guarantees. Each Subsidiary listed on the signature page hereto shall constitute a Subsidiary Guarantor of the Notes, and the Subsidiary Guarantee of such Subsidiary Guarantor shall have the terms set forth in Article XIII of the Base Indenture as modified solely for purposes of the Notes as set forth in Article 10 of this Supplemental Indenture.

          Section 2.03 Conversion. Upon the conditions set forth therein, the Notes shall be convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock pursuant to Article 8 of this Supplemental Indenture. The Company shall maintain an office or agency (the “Conversion Agent”) in the locations specified in Section 6.02 of the Base Indenture where Notes may be presented for conversion. The Company hereby designates the Trustee as the initial Conversion Agent in respect of the Notes.
          Section 2.04 Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Supplemental Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that such additional Notes must be part of the same issue as the Notes initially issued hereunder for U.S. Federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation.
          Section 2.05 Form of Notes. The Notes, the Subsidiary Guarantor’s attestation and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Indenture. To the extent applicable, the Company, each Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Section 2.06 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.
          (b) The Person in whose name any Note (or its Predecessor Security) is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be at 101 Barclay St., New York, NY 10286. The Company shall pay interest (i) on any Physical Notes to Holders holding Physical Notes having an aggregate principal amount of (A) $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Security Register and (B) more than $5,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that

Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
          (c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date.
          Section 2.07 No Redemption at the Option of the Company. The Notes shall not be redeemable prior to the Maturity Date at the option of the Company.
          Section 2.08 No Sinking Fund. No sinking fund will be provided with respect to the Notes.
ARTICLE 3
Satisfaction and Discharge
          Section 3.01 Satisfaction and Discharge. Solely for purposes of the Notes, Section 12.01 of the Base Indenture shall be replaced in its entirety with the following:
     SECTION 12.01 Satisfaction and Discharge of Indenture. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Securities have become due and payable, whether at the Maturity Date, on any Fundamental Change Purchase Date, upon conversion or otherwise, cash and, in the case of conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, sufficient to pay all of the outstanding Securities or satisfy the Company’s Conversion Obligation, as the case may be, and pay all other sums due and payable under this Indenture and the Supplemental Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.06 shall survive.
ARTICLE 4
Particular Covenants of the Company
          Section 4.01 Exchange Act Reports. (a) The Company shall file with the Trustee within 30 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.01(a) at the time such documents are filed via the EDGAR system, provided that the Trustee shall have no responsibility whatsoever to determine if any such filing has occurred.
          (b) Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
ARTICLE 5
Defaults and Remedies
          Section 5.01 Events of Default. Solely for purposes of the Notes, Section 8.01 of the Base Indenture shall be replaced in its entirety with the following:
     SECTION 8.01. Event of Default. (a) The following events shall be “Events of Default” with respect to the Notes:
     (i) default in any payment of interest (including Additional Interest, if any) on any Note when due and payable, and such default continues for a period of 30 days;
     (ii) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required purchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise;
     (iii) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of ten calendar days following the date on which the conversion consideration was payable or deliverable, as the case may be, in connection with such conversion;
     (iv) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 9.01(c) of the Supplemental Indenture or notice of a specified corporate event in accordance with Section 8.01(b)(ii) or 8.01(b)(iii) of the Supplemental Indenture, in each case when due and such failure continues for a period of ten calendar days following the date on which such Fundamental Change Company Notice or such notice of a specified corporate event was required to be delivered under this Indenture;
     (v) failure by the Company to comply with its obligations under Article XI;
     (vi) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;
     (vii) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of the Company and/or of any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable (unless such declaration has been rescinded) or (ii) constituting a failure to pay the principal of or interest on any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;
     (viii) a final judgment for the payment of $10 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
     (ix) the Company or any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or such group of Subsidiaries or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any such group of Subsidiaries or any substantial part of its or their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or them, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due;
     (x) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or such group of Subsidiaries or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or such group of Subsidiaries or any substantial part of its or their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or
     (xi) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid for any reason or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on its behalf, shall deny or disaffirm such Subsidiary Guarantor’s obligation under its Subsidiary Guarantee.
     (b) In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 8.01(ix) or Section 8.01(x) with respect to the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may, and the Trustee at the request of Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(ix) or Section 8.01(x) with respect to the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.
     (c) Section 8.01(b), however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee pursuant to Section 9.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case the Holders of a majority of the aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul any consequence of any such Default or Events of Default, including such declaration and its consequences, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.
     (d) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes, by written notice to the Company and the Trustee, waive any past Default or Event of Default hereunder except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Purchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Section 10.2 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 8.01, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
          Section 5.02 Additional Interest. Solely with respect to the Notes, the Base Indenture shall be amended by adding the following Section immediately after Section 8.11 of the Base Indenture:
     SECTION 8.12. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, if the Company so elects, the sole remedy during the 90-day period specified below for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.01(a) or Section 4.01(b) of the Supplemental Indenture shall, after the occurrence of such Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day (x) during the 90-day period beginning on, and including, the occurrence of such Event of Default and (y) on which such Event of Default is continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 91st day after such Event of Default (if such Event of Default is not cured or waived prior to such 91st day), the Notes shall be subject to acceleration as provided in Section 8.01. For the avoidance of doubt, this Section 8.12 shall not affect the rights of Holders in the event of the occurrence of any Event of Default other than an Event of Default described in the first sentence of this Section 8.12. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 8.12, the Notes shall be immediately subject to acceleration as provided in Section 8.01.
     In order to elect to pay Additional Interest as the sole remedy during the first 90 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 90-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 8.01.

ARTICLE 6
Supplemental Indentures
          Section 6.01 Purposes for Which Supplemental Indentures May Be Entered into Without Consent of Holders. Solely for purposes of the Notes, Section 10.01 of the Base Indenture shall be replaced in its entirety with the following:
          SECTION 10.01. Purposes for Which Supplemental Indentures May Be Entered into Without Consent of Holders. The Company, and any Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to cure any ambiguity, omission, defect or inconsistency;
     (b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article XI or the assumption by a Successor Guarantor of the obligations of a Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee pursuant to Article XIII;
     (c) to add additional guarantees with respect to the Notes or to release any Subsidiary Guarantee in accordance with this Indenture;
     (d) to secure the Notes;
     (e) to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Company or any Subsidiary Guarantor;
     (f) to make any change that does not adversely affect the rights of the Holders of the Notes;
     (g) to provide for the assumption by a successor trustee of the Trustee’s obligations under this Indenture and the Notes in accordance with Article XI;
     (h) to increase the Conversion Rate to the extent permitted by law and the rules of the New York Stock Exchange or any other securities exchange on which any of the securities of the Company are then listed, if the Board of Directors determines that such increase would be in the best interest of the Company;
     (i) to provide for the conversion of the Notes in accordance with Section 8.07 of the Supplemental Indenture;
     (j) to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Prospectus Supplement; or
     (k) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

     Upon the written request of the Company, the Trustee is hereby authorized to join with the Company and the Subsidiary Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, any Subsidiary Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
          Section 6.02 Modification of Indenture with Consent of Holders of at Least a Majority in Principal Amount of Outstanding Securities. Solely for purposes of the Notes, Section 10.02 of the Base Indenture shall be replaced in its entirety with the following:
     SECTION 10.02. Modification of Indenture with Consent of Holders of at Least a Majority in Principal Amount of Outstanding Securities. With the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company and any Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:
     (a) reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment of this Indenture or to waive any past Default or Event of Default;
     (b) reduce the rate of or extend the stated time for payment of interest on any Note;
     (c) reduce the principal of or extend the Maturity Date of any Note;
     (d) make any change that impairs or adversely affects the conversion rights of any Notes;
     (e) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (f) make any Note payable in a currency other than that stated in the Note;

     (g) release or discharge any Subsidiary Guarantee except in accordance with this Indenture;
     (h) change the ranking of the Notes;
     (i) impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
     (j) make any change to this proviso or to the waiver provisions in Section 8.01 of the Base Indenture.
     Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.03, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     The consent of the Holders is not necessary under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the required number of Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture; provided that the failure to give such notice to all the Holders, or any defect in such notice, shall not impair or affect the validity of the supplemental indenture.
ARTICLE 7
Consolidation, Merger, Sale, or Transfer
          Section 7.01 Consolidations and Mergers of Company and Sales Permitted Only on Certain Terms. Solely for purposes of the Notes, Section 11.01(a) of the Base Indenture is hereby replaced in its entirety with the following:
     SECTION 11.01. Consolidations and Mergers of Company and Sales Permitted Only on Certain Terms. (a) The Company shall not consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale, or otherwise) all or substantially all of its properties and assets to another Person unless (i) either (A) the Company shall be the continuing or surviving Person in such a consolidation or merger or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other Person being referred to as the “Surviving Person”) shall be a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume, by an indenture supplement, all the obligations of the Company under the Securities and the Indenture, (ii) immediately after the transaction and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Event of Default will exist, (iii) if as a result of such transaction the Notes become convertible into, or the Daily VWAP is calculated by reference to, common stock or other securities issued by a third party (subject to the provisions of Section 8.02 of this Supplemental Indenture), such third party fully and unconditionally guarantees all obligations of the Company or such Surviving Person under the Notes and such supplemental indenture, unless such guarantee is not required for any shares of the Common Stock issuable upon conversion of the Notes to be freely tradable under U.S. securities law and (iv) an Officer’s Certificate has been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (i) and (ii) have been satisfied and an Opinion of Counsel (from a counsel who shall not be an employee of the Company) has been delivered to the Trustee to the effect that the conditions set forth in the preceding clause (i) have been satisfied.
ARTICLE 8
Conversion of Notes
          Section 8.01 Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 8, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of one or more of the conditions described in Section 8.01(b), at any time prior to the close of business on the Business Day immediately preceding June 1, 2015 under the circumstances and during the periods set forth in Section 8.01(b), and (ii) regardless of whether any of the conditions set forth in Section 8.01(b) has been met, on or after June 1, 2015 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the applicable Conversion Rate (subject to the settlement provisions of Section 8.02, the “Conversion Obligation”).
          (b) (i) Prior to the close of business on the Business Day immediately preceding June 1, 2015, the Notes shall be convertible during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i) and the definition of Trading Price, for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day (the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, at which time the

Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes in the manner described in this subsection (b)(i) and the definition of Trading Price beginning on the next Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. If the Company does not instruct the Bid Solicitation Agent to determine the Trading Price of the Notes, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, in each case when the Company or the Bid Solicitation Agent, as the case may be, is obligated to do so pursuant to the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each Trading Day of such failure. If the Trading Price Condition has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) within one Business Day. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) within one Business Day.
          (ii) If, prior to the close of business on the Business Day immediately preceding June 1, 2015, the Company elects to:
     (A) issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or
     (B) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or certain rights to purchase securities of the Company, which distribution has a value per share of the Common Stock, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify in writing all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Notes shall be convertible at any time until the earlier of (1) the close of business on the Business Day immediately preceding such Ex-Dividend Date and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. Holders of the Notes shall not have the right to convert their Notes solely due to this Section 8.01(b)(ii) if each Holder will have the right to participate (as a result of holding the Notes, and at the same time and on the same terms as holders of Common Stock participate) in any of the transactions described in this Section 8.01(b)(ii) as if such Holder of the Notes held a number of shares of the Common Stock equal to (i) the applicable Conversion Rate, multiplied by (ii) (x) the principal amount of Notes held by such Holder divided by (y) $1,000, without having to convert its Notes.
          (iii) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding June 1, 2015, regardless of whether a Holder has the right to require the Company to purchase such Holder’s Notes pursuant to Section 9.01, or if the Company is a party to a consolidation, merger, binding share exchange, sale, conveyance, transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Notes may be surrendered for conversion at any time from or after the Business Day following the effective date of the transaction until 35 Trading Days after the effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date. The Company shall notify in writing all Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such transaction no later than the effective date of such transaction.
          (iv) Prior to the close of business on the Business Day immediately preceding June 1, 2015, the Notes shall be convertible during any calendar quarter commencing after December 31, 2010 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable Conversion Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after December 31, 2010 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify in writing the Company and the Trustee on or prior to the fifth Business Day of the Notes becoming convertible in accordance with this clause (iv).
          Section 8.02 Conversion Procedure; Settlement Upon Conversion. (a) Except as provided in Section 8.03(b), upon any conversion of any Note, the Company shall pay or deliver, as the case may be, to converting Holders, in respect of its Conversion Obligation, (i) shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 8.02 (“Physical Settlement”), (ii) a cash payment without any delivery of shares of Common Stock (“Cash Settlement”), or (iii) a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 8.02 (“Combination Settlement”), at its election, as set forth in this Section 8.02.
     (i) Prior to the close of business on the Business Day immediately preceding June 1, 2015, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, provided that, prior to June 1, 2015, the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

     (ii) For conversions:
     (A) that occur prior to the close of business on the Business Day immediately preceding June 1, 2015, by the close of business on the Business Day following the Conversion Date, the Company shall deliver a notice to converting Holders of the relevant Settlement Method in respect of such Conversion Date and, if the Company elects Combination Settlement, the related Cash Amount; and
     (B) that occur on or after June 1, 2015, the Company shall deliver a notice to all Holders of the relevant Settlement Method and, if the Company elects Combination Settlement, the related Cash Amount, prior to the close of business on the Business Day immediately preceding June 1, 2015 (which Settlement Method and Cash Amount, if applicable, will apply to all conversions on or after June 1, 2015).
Any Settlement Notice delivered pursuant to clause (A) or (B) of this Section 8.02(a)(ii) may not be revoked.
     (iii) If the Company does not deliver a Settlement Notice with respect to any conversion of a Note in accordance with Section 8.02(a)(ii), then the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation and the related Cash Amount shall be deemed to be $1,000. If the Company delivers a Settlement Notice with respect to the conversion of a Note in accordance with Section 8.02(a)(ii) electing Combination Settlement as the Settlement Method and does not indicate the Cash Amount, such Cash Amount shall be deemed to be $1,000.
     (iv) With respect to any shares of Common Stock that are issuable upon conversion:
     (A) if Physical Settlement applies, the Person in whose name the certificate or certificates for such shares of Common Stock shall be registered shall become the holder of record of such shares of Common Stock as of the close of business on the relevant Conversion Date; and
     (B) if Combination Settlement applies, the Person in whose name the certificate or certificates for such shares of Common Stock shall be registered shall become the holder of record of such shares of Common Stock as of the close of business on the last Trading Day of the related Observation Period.
          Upon a conversion of Notes, the Holder who surrendered such Notes for conversion shall no longer be a Holder of such Notes.
     (v) If Physical Settlement applies to any Notes surrendered for conversion, the Company shall deliver to the converting Holder (subject to Section 8.02(c)), for each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the applicable Conversion Rate as of the relevant Conversion Date, together with cash in lieu of fractional shares of Common Stock pursuant to Section 8.02(i). Subject to Section 8.03(b), the Company shall deliver such shares of Common Stock on the third Business Day following the Conversion Date.
     (vi) If Cash Settlement applies to any Notes surrendered for conversion, the Company shall pay to the converting Holder, for each $1,000 principal amount of Notes being converted, an amount of cash equal to the sum of the Daily Conversion Values for each Trading Day during the relevant Observation Period. Subject to Section 8.03(b), the Company shall make such payment on the third Business Day following the last Trading Day of the applicable Observation Period.
     (vii) If Combination Settlement applies to any Notes surrendered for conversion, the Company shall pay or deliver, as the case may be, to the converting Holder (subject to Section 8.02(c)) for each $1,000 principal amount of Notes being converted, the sum of the Daily Settlement Amounts for each Trading Day during the relevant Observation Period. Subject to Section 8.03(b), the Company shall deliver the cash and shares of Common Stock comprising its Conversion Obligation pursuant to the preceding sentence on the third Business Day following the last Trading Day of the applicable Observation Period.
     (viii) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of any fractional share pursuant to Section 8.02(i), the Company shall notify in writing the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
          (b) Before any holder of a beneficial interest in a Global Note shall be entitled to convert such beneficial interest as set forth above, such holder shall comply with the procedures of the Depositary for converting a beneficial interest in a global note in effect at that time and, if required, pay funds equal to any interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(h) and, if required, all documentary, stamp or similar issue or transfer taxes, if any, as required by Section 8.02(d) or Section 8.02(e). In the case of a Physical Note, before the Holder thereof shall be entitled to convert such Note as set forth above, such Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of such Note to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Note, duly endorsed to the Company or in blank at the office of the Conversion Agent, (3) if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(h), (4) if required, furnish appropriate endorsements and transfer documents and (5) if required, pay all documentary, stamp or similar issue or transfer taxes, if any, as required by Section 8.02(d) or Section 8.02(e). The Conversion Agent shall notify the Company of any conversion pursuant to this Article 8 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Note may be delivered by the Holder thereof if such Holder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Note and not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 9.03.
          If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
          (c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
          (d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
          (e) If a Holder submits a Note for conversion in accordance with Section 8.02, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon such conversion, unless such tax is due because such Holder requests such shares to be issued in a name other than such Holder’s name, in which case such Holder shall pay such tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any such tax that is due by such Holder in accordance with the immediately preceding sentence.
          (f) Except as provided in Section 8.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 8.
          (g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
          (h) Upon conversion, a Holder shall not receive any separate cash payment or additional shares of Common Stock representing accrued and unpaid interest, if any, except as set forth below. Upon conversion of any Note, the Company’s settlement of the Conversion Obligation with respect to such Note shall be deemed to satisfy in full its obligation to pay the principal amount of such Note and accrued and unpaid interest, if any, on such Note to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, on such Note to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest, if any, shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding such conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) if such Notes are surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.
          (i) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion. If Physical Settlement applies, the amount of such cash shall be based on the Daily VWAP of the Common Stock (i) on the relevant Conversion Date, if such Conversion Date occurs prior to the close of business on the Business Day immediately preceding June 1, 2015. If Combination Settlement applies, the amount of such cash shall be based on the Daily VWAP of the Common Stock on the last Trading Day of the applicable Observation Period. If Combination Settlement applies, for each Note surrendered for conversion the full number of shares of Common Stock that shall be issued upon conversion thereof shall be calculated on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares of Common Stock remaining after such calculation shall be paid in cash. In addition, if more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be issued upon conversion thereof shall be calculated on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.
          Section 8.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).
          (b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 8.01(b)(iii), the Company shall pay or deliver, as the case may be, shares of Common Stock, cash or a combination of cash and shares of Common Stock in accordance with Section 8.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Reference Property is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the consideration due upon conversion shall be an amount of cash per $1,000 principal amount of converted Notes equal to the applicable Conversion Rate (including any adjustment for Additional Shares), multiplied by the Stock Price for such Make-Whole Fundamental Change. In such event, the Conversion Obligation shall be determined as of the relevant Conversion Date and paid to Holders in cash on the third Business Day following such Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
          (c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.
          (d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 8.04.

     (e) The following table sets forth the number of Additional Shares to be added to the Conversion Rate pursuant to this Section 8.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$27.10	$30.00	$32.50	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
December 14, 2010	9.0510	7.5440	6.5199	5.6850	4.4282	2.8847	2.0107	1.4692	1.1107	0.8596	0.6777
December 1, 2011	9.0510	7.7207	6.5999	5.6935	4.3407	2.7287	1.8490	1.3221	0.9819	0.7507	0.5857
December 1, 2012	9.0510	7.7473	6.5168	5.5335	4.0907	2.4327	1.5790	1.0935	0.7944	0.5973	0.4607
December 1, 2013	9.0510	7.4973	6.1414	5.0735	3.5582	1.9207	1.1590	0.7635	0.5394	0.3996	0.3067
December 1, 2014	9.0510	6.7340	5.2091	4.0507	2.5032	1.0707	0.5540	0.3435	0.2419	0.1840	0.1457
December 1, 2015	9.0510	5.4840	2.9218	0.7240	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
     (i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices or the earlier and later Effective Dates based on a 365-day year, as applicable;
     (ii) if the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to clause (d) above), no Additional Shares shall be added to the Conversion Rate; and
     (iii) if the Stock Price is less than $27.10 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to clause (d) above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 36.9004 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 8.04 and subject to Section 8.12.
          (f) Nothing in this Section 8.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 8.04 in respect of a Make-Whole Fundamental Change.
          Section 8.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 8.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to (i) the Conversion Rate in effect immediately prior to the effective time for such adjustment, multiplied by (ii) (x) the principal amount of Notes held by such Holder divided by (y) $1,000.

          (a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Distribution Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Distribution Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Distribution Effective Date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 8.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Distribution Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 8.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
          For purposes of Section 8.01(b)(ii)(A) and this Section 8.04(b), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
          (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire Capital Stock or other securities of the Company, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8.04(a) or Section 8.04(b), (ii) dividends or distributions paid exclusively in cash (as set forth in Section 8.04(d)), and (iii) Spin-Offs to which the provisions set forth below in this Section 8.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.
If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 8.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.

          Any increase made under the portion of this Section 8.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. If such a distribution of rights, options or warrants to acquire shares of Capital Stock or other securities of the Company is made, to the extent that shares of Capital Stock or other securities of the Company are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Capital Stock or other securities of the Company actually delivered.
          With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, in each case listed on a national or regional securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	he Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FM V0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were Common Stock) over the first ten consecutive Trading Day period beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 8.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the applicable Conversion Rate. If the Ex-Dividend Date for such Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the portion of this Section 8.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period. If such Spin-Off is not made or completed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Spin-Off had not been declared.
          (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock.
          Any such increase pursuant to this Section 8.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
          The adjustment to the Conversion Rate under this Section 8.04(e) shall be determined at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but shall be given effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 8.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date for such conversion. If the Trading Day immediately following the date the tender or exchange offer expires is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in this Section 8.04(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period. In the event that the Company is, or one of the Company’s Subsidiaries is, obligated to purchase shares of the Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from effecting any such purchases, or any such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate which would then be in effect had the increase with respect to such tender or exchange offer been made on the basis of the number of shares of the Common Stock actually purchased or exchanged pursuant to such tender offer or exchange offer. Except as set forth in the preceding sentence, if the application of this Section 8.04(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 8.04(e).
          (f) Notwithstanding this Section 8.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 8.02(a)(iv) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 8.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of a number of shares of Common Stock equal to the Conversion Rate on an unadjusted basis, for each $1,000 principal amount of Notes, and participate in the related dividend, distribution or other event giving rise to such adjustment.
          (g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
          (h) In addition to those adjustments required by Section 8.03 and clauses (a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by applicable law and the rules of the New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of such increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (i) Notwithstanding anything to the contrary in this Article 8, the Conversion Rate shall not be adjusted:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee agreement or arrangement of or assumed by the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
     (iv) for a change solely in the par value of the Common Stock; or
     (v) for accrued and unpaid interest, if any.
          (j) All calculations and other determinations under this Article 8 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share. No adjustment to the Conversion Rate shall be required under this Section 8.04 unless such adjustment would require an increase or decrease of at least 1% of the Conversion Rate; provided that the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and make such carried-forward adjustments upon (1) each of the 40 days of any Observation Period with respect any conversion of the Notes (or, in the case of Physical Settlement, any Conversion Date), (2) the occurrence of a Fundamental Change, (3) the Maturity Date and (4) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.
          (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register provided for in this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (l) For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
          Section 8.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
          Section 8.06 Shares to Be Fully Paid. The Company shall provide at all times, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, a number of shares of Common Stock equal to (a) 36.9004 subject to adjustment in the same manner as the Conversion Rate pursuant to Section 8.04 and subject to Section 8.12, multiplied by (b)(i) the aggregate principal amount of Notes then outstanding, divided by (ii) $1,000, for the purpose of providing for conversion of the Notes from time to time as such Notes are presented for conversion.
          Section 8.07 Effect of Recapitalizations, Reclassifications and Changes of Common Stock. (a) In the case of:
     (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split or share combination),
     (ii) any consolidation, merger or combination involving the Company,
     (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company substantially as an entirety or
     (iv) any statutory share exchange,
in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock or other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of such Merger Event (A) the Company shall continue to have the right to determine the Settlement Method upon conversion of Notes in accordance with Section 8.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 8.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 8.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.
          If such Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible or that will be used to calculate the Daily VWAP, as the case may be, shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 8.03), multiplied by the price per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Scheduled Trading Day immediately following the Conversion Date. The Company shall notify in writing all Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.
          Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 8. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 9.
          (b) In the event the Company shall execute a supplemental indenture pursuant to Section 8.07(a), the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          (c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 8.07. None of the foregoing provisions shall affect any right that a holder of Notes may have to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 8.01 and Section 8.02 prior to the effective date of such Merger Event.
          (d) The above provisions of this Section shall similarly apply to successive Merger Events.
          Section 8.08 Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
          (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
          (c) The Company further covenants that if at any time the Common Stock shall be listed on any national or regional securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
          Section 8.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 8. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 8.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01 of the Indenture may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 8.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 8.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 8.01(b).
          Section 8.10 Notice to Holders Prior to Certain Actions. In case of any:
     (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 8.04 or Section 8.11; or
     (b) Merger Event; or
     (c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
          Section 8.11 Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidences of indebtedness, assets, property, rights, options or warrants as provided in Section 8.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
          Section 8.12 Limit on Issuance of Shares of Common Stock Upon Conversion. Notwithstanding anything to the contrary in this Indenture, if an event (other than a share split) occurs that results in an increase in the Conversion Rate that would potentially result in the issuance by the Company, upon conversion of the Notes, of 20% or more of the outstanding Common Stock immediately prior to the issuance of Notes, the Company shall, at its option, either obtain stockholder approval of any issuance of Common Stock upon conversion of the Notes in excess such limitation or deliver cash in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitation based on the Daily VWAP of the Common Stock on each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering shares of Common Stock, the Company delivers cash pursuant to this Section 8.12.
ARTICLE 9
Purchase of Notes at Option of Holders
          Section 9.01 Purchase at Option of Holders Upon a Fundamental Change.
(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Purchase Date”) specified by the Company, which shall not be less than 15 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a purchase price equal to 100% of the principal amount of such Notes or such portion of the principal amount of Notes, as applicable, plus accrued and unpaid interest, if any, thereon up to but excluding the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest, if any, to Holders of record as of such Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of Notes or portions thereof, as applicable, to be purchased pursuant to this Article 9.
          (b) Purchases of Notes under this Section 9.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by such Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date; and
     (ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.
          The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:
     (i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for purchase;
     (ii) the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and
     (iii) that the Notes are to be purchased by the Company pursuant to this Section 9.01;
provided, however, that if the Notes are Global Notes, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures.
          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.02.
          The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
          (c) On or before the 10th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (if other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall issue a press release containing the information set forth in such Fundamental Change Company Notice or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the effective date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise the purchase right pursuant to this Article 9;

     (iv) the Fundamental Change Purchase Price;
     (v) the Fundamental Change Purchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) the Conversion Rate and, if applicable, any adjustments to the Conversion Rate;
     (viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture; and
     (ix) the procedures that Holders must follow to require the Company to purchase their Notes.
          No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 9.01.
          At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
          (d) Notwithstanding the foregoing, no Notes may be purchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes and shall deem to be cancelled any instructions for book-entry transfer of the Notes to the Paying Agent in compliance with the procedures of the Depositary (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
          Section 9.02 Withdrawal of Fundamental Change Purchase Notice. (a) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 9.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:
     (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

     (ii) if such Notes are Physical Notes, the certificate numbers of such Notes, and
     (iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.
          Section 9.03 Deposit of Fundamental Change Purchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 6.03 of the Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date an amount of money sufficient to purchase all of the Notes to be purchased at the appropriate Fundamental Change Purchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for purchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date) will be made on the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 9.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 9.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.
          (b) If by 11:00 a.m. New York City time, on the Fundamental Change Purchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be purchased on such Fundamental Change Purchase Date, then (i) such Notes shall cease to be outstanding, (ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of the Notes).
          (c) Upon surrender of a Note that is to be purchased in part pursuant to Section 9.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the non-purchased portion of the Note surrendered.

          Section 9.04 Covenant to Comply with Applicable Laws Upon Purchase of Notes. In connection with any purchase offer pursuant to Section 9.01, the Company shall, if required thereby:
     (a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;
     (b) file a Schedule TO or any successor or similar schedule; and
     (c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes;
in each case, so as to permit the rights and obligations under this Article 9 to be exercised in the time and in the manner specified in this Article 9.
ARTICLE 10
Subsidiary Guarantees
          Section 10.01 Subsidiary Guarantees. Each Subsidiary listed on the signature page hereto shall constitute a Subsidiary Guarantor of the Notes, and the Subsidiary Guarantee of such Subsidiary Guarantor shall have the terms set forth in Article XIII of the Base Indenture as modified solely for purposes of the Notes as set forth in this Article 10.
          Section 10.02 Future Subsidiary Guarantors. If after the Issue Date, any Subsidiary of the Company incurs or guarantees any Obligations under the Credit Facility prior to the conversion, repurchase or maturity of the Notes, the Company shall concurrently cause such Subsidiary to (A) execute and deliver to the Trustee a supplemental indenture in a form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall fully and unconditionally guarantee all the Company’s Obligations under the Notes and the Indenture in accordance with Article XIII of the Base Indenture as modified solely for purposes of the Notes as set forth in this Article 10 and (B) deliver to the Trustee an Opinion of Counsel to the effect that (i) such supplemental indenture and Subsidiary Guarantee has been duly executed and authorized and (ii) such supplemental indenture and Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Subsidiary Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity. Any such Subsidiary Guarantee shall be pari passu in right of payment with the obligations of such Subsidiary under the Credit Facility.
          Section 10.03 Release of Subsidiary Guarantors. Each Subsidiary Guarantee shall be automatically and unconditionally released and discharged and the Holders of the Notes will be deemed to have consented to such release without any action on the part of the Trustee or any holder of the Notes (a) upon such Subsidiary Guarantor ceasing to be an obligor under the Credit Facility; or (b) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting stock of such Subsidiary Guarantor, provided that in the case of this clause (b), after giving effect to such transaction, such entity is (1) no longer a Subsidiary of the Company and (2) no longer an obligor under the Credit Facility. Upon the satisfaction of any such condition to the release of such Subsidiary Guarantee, upon Company Request, the Trustee shall execute and deliver any documents, instructions or instruments necessary to evidence such release.
ARTICLE 11
Miscellaneous Provisions
          Section 11.01 Ratification of Base Indenture. The Base Indenture, as heretofore supplemented, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture, as heretofore supplemented, in the manner and to the extent herein and therein provided.
          Section 11.02 Application of Supplemental Indenture. The provisions of this Supplemental Indenture shall take effect immediately upon its execution in accordance with Section 10.04 of the Base Indenture; provided, however, that the provisions set forth in this Supplemental Indenture shall apply only in respect of the Notes issued under this Supplemental Indenture and not to any past or future series of Securities established under the Base Indenture or any other supplemental indenture.
          Section 11.03 Conflict with Base Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, as heretofore supplemented, the provision of this Supplemental Indenture shall control.
          Section 11.04 Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
          Section 11.05 No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
          Section 11.06 Execution in Counterparts. This Supplemental Indenture may be executed in two or more counterparts, each of which shall be an original, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
          Section 11.07 Severability. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
          Section 11.08 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes, the number of Additional Shares (if any) and the Conversion Rate of the Notes. The Company shall make all of these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.
          Section 11.09 Trustee’s Disclaimer. The Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture, nor for the recitals contained herein.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

RTI INTERNATIONAL METALS, INC.
By:	/s/ William F. Strome
	Name:	William F. Strome
	Title:	Senior Vice President - Finance & Administration

RMI TITANIUM COMPANY
By:	/s/ William F. Strome
	Name:	William F. Strome
	Title:	Treasurer

EXTRUSION TECHNOLOGY CORPORATION OF AMERICA
By:	/s/ William F. Strome
	Name:	William F. Strome
	Title:	Treasurer

RTI FINANCE CORP.
By:	/s/ William F. Strome
	Name:	William F. Strome
	Title:	Treasurer

RTI MARTINSVILLE, INC.
By:	/s/ William F. Strome
	Name:	William F. Strome
	Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Beth Mellinger
	Name:	Beth Mellinger
	Title:	Agent

EXHIBIT A
FORM OF FACE OF NOTE
INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

RTI INTERNATIONAL METALS, INC.
3.000% Convertible Senior Notes due 2015
No. 333-171034
CUSIP No. 74973W AA5
ISIN No. [•]*
          RTI INTERNATIONAL METALS, INC., a corporation duly organized and validly existing under the laws of the State of Ohio (the “Company,” which term includes any Surviving Person under the Indenture referred to), for value received hereby promises to pay to [•]/[If Global Note: CEDE & CO.], or registered assigns, [$[•]([•] Dollars)/If Global Note: the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto as Schedule A], in accordance with the rules and procedures of the Depositary, on December 1, 2015, and interest thereon as set forth below.
          This Note shall bear interest at the rate of 3.000% per year from December 14, 2010, or from the most recent date on which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 1, 2015. Interest is payable semi-annually in arrears on each June 1 and December 1 commencing on June 1, 2011, to Holders of record at the close of business on the immediately preceding May 15 or November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 5.02 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 5.02 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.
          Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company.
          The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose in the Borough of Manhattan, The City of New York. The Company has initially designated the

Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York as a place where Notes may be presented for payment or for registration of transfer.
          Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
          This Note shall be construed in accordance with and governed by the laws of the State of New York.
          In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.
          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

RTI INTERNATIONAL METALS, INC.
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
as Trustee, certifies that this is
one of the Notes described in the
within-named Indenture.
By:
    Authorized Signatory

FORM OF REVERSE OF NOTE

RTI INTERNATIONAL METALS, INC.

3.000% Convertible Senior Notes due 2015
          This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.000% Convertible Senior Notes due 2015 (the “Notes”), limited to the aggregate principal amount of $230,000,000 all issued or to be issued under and pursuant to an Indenture dated as of December 14, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) as supplemented by a Supplemental Indenture dated as of December 14, 2010 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors named therein and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% of the aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
          Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date and in respect of the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
          The Indenture contains provisions permitting the Company, any Subsidiary Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Purchase Price, if applicable) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

          The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
          The Notes are not subject to redemption through the operation of any sinking fund or otherwise.
          Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
          Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
          Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
          The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
          Additional abbreviations may also be used though not in the above list.

INCLUDE SCHEDULE A IF GLOBAL NOTE:
SCHEDULE A
SCHEDULE OF EXCHANGES OF NOTES
RTI INTERNATIONAL METALS, INC.
3.000% Convertible Senior Notes due 2015
          The initial principal amount of this Global Note is [     ] ($[     ]). The following increases or decreases in this Global Note have been made:

	Amount of	Amount of increase	Principal Amount of	Signature of
	decrease in	in Principal	this Global Note	authorized signatory
	Principal Amount	Amount of this	following such	of Trustee or
Date of Exchange	of this Global Note	Global Note	decrease or increase	Custodian

ATTACHMENT 1
RTI INTERNATIONAL METALS, INC.
3.000% Convertible Senior Notes due 2015
FORM OF NOTICE OF CONVERSION
To: RTI International Metals, Inc.
          The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 8.02(d) and Section 8.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

1

Fill in for registration of shares if
to be issued, and Notes if to be delivered,
other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address
Principal amount to be converted (if less than all): $
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2
RTI INTERNATIONAL METALS, INC.
3.000% Convertible Senior Notes due 2015
FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
To: RTI International Metals, Inc.
          The undersigned registered owner of this Note hereby acknowledges receipt of a notice from RTI International Metals, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 9.01 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.
          In the case of Physical Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3
RTI INTERNATIONAL METALS, INC.
3.000% Convertible Senior Notes due 2015
FORM OF ASSIGNMENT AND TRANSFER
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

[Form of Notation of Subsidiary Guarantee]
          For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture and Supplemental Indenture with respect to this series of Securities, and subject to the provisions in the Indenture dated as of December 14, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) as supplemented by a Supplemental Indenture dated as of December 14, 2010 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors named therein and the Trustee, to each Holder with respect to this series of Securities and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on such series of Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and such series of Securities and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders with respect to this series of Securities and to the Trustee pursuant to the Subsidiary Guarantee, the Indenture, and the Board Resolution, the Supplemental Indenture or Officer’s Certificate with respect to such series of Securities are expressly set forth in Article XIII of the Indenture and Article 10 of the Supplemental Indenture and reference is hereby made to the Indenture and the Supplemental Indenture for the precise terms of the Subsidiary Guarantee.
[NAME OF SUBSIDIARY GUARANTOR(S)]

2